Exhibit 99

Jefferies Reports Second Quarter 2012 Financial Results

NEW YORK & LONDON--(BUSINESS WIRE)--June 19, 2012--Jefferies Group, Inc. (NYSE: JEF) today announced financial results for its fiscal second quarter and first half ended May 31, 2012.

Highlights for the three months ended May 31, 2012, versus the three months ended May 31, 2011:

  Net revenues of $711 million, versus $727 million
  Net earnings to common shareholders of $63 million ($72 million on a non-GAAP basis after excluding certain items[1]), versus $81 million
  Net earnings per common share of $0.28 ($0.31 on a non-GAAP basis after excluding certain items1), versus $0.36
  Investment Banking net revenues of $297 million, versus $328 million
  Fixed Income net revenues of $293 million, versus $223 million

Highlights for the six months ended May 31, 2012 versus the six months ended May 31, 2011:

  Net revenues of $1,491 million, versus $1,486 million
  Net earnings to common shareholders of $141 million ($148 million on a non-GAAP basis after excluding certain items1), versus $168 million
  Net earnings per common share of $0.61 ($0.64 on a non-GAAP basis after excluding certain items1), versus $0.78
  Investment Banking net revenues of $583 million, versus $567 million
  Fixed Income net revenues of $632 million, versus $541 million

"Our results reflect our continued strength in investment banking and the durability of our sales and trading platform despite the challenging market environment that again evolved during the quarter,” commented Richard B. Handler, Chairman and Chief Executive Officer of Jefferies. “We believe Jefferies is unique today in our intense focus on offering an integrated, global capital markets platform to our clients and an entrepreneurial culture to our employee-partners."

A conference call with management discussion of these financial results will be held today, Tuesday, June 19, 2012, at 9:00 AM Eastern. Investors and securities industry professionals may access the management discussion by calling 877-710-9938 or 702-928-7183. A one-week replay of the call will also be available at 855-859-2056 or 404-537-3406 (conference ID # 84086805). A live audio webcast and delayed replay can also be accessed at Jefferies.com.

Jefferies Group, Inc. (NYSE: JEF), the global investment banking firm focused on serving clients for 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. The firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income, foreign exchange, futures and commodities, and also select asset and wealth management strategies, in the Americas, Europe and Asia.

[1] Adjustments to net earnings to common shareholders and net earnings per common share for certain non-GAAP items include amortization of intangibles, and compensation awards and impairment charges on intangibles related to our Bache and Hoare Govett acquisitions and interest expense incurred as a result of debt extinguishment accounting from prior quarters, all on an after-tax basis.

-- financial tables follow --

JEFFERIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2012	May 31, 2011	May 31, 2012	May 31, 2011
Revenues:
Commissions	$121,796	$129,291	$239,295	$249,212
Principal transactions	215,962	175,316	496,797	465,468
Investment banking	296,963	328,421	582,758	567,480
Asset management fees and investment income from managed funds	1,898	10,547	7,532	34,415
Interest	271,602	304,425	546,310	577,641
Other	37,851	22,117	80,191	42,578
Total revenues	946,072	970,117	1,952,883	1,936,794
Interest expense	235,041	242,952	461,886	451,246
Net revenues	711,031	727,165	1,490,997	1,485,548
Interest on mandatorily redeemable referred interest of consolidated subsidiaries	4,456	4,415	26,300	20,854
Net revenues, less mandatorily redeemable preferred interest	706,575	722,750	1,464,697	1,464,694

Non-interest expenses:
Compensation and benefits	423,541	431,936	870,003	874,828
Floor brokerage and clearing fees	32,921	31,384	60,759	59,517
Technology and communications	60,329	49,850	121,779	93,525
Occupancy and equipment rental	24,940	20,437	47,505	38,416
Business development	22,379	22,457	44,626	42,395
Professional services	17,296	16,099	30,989	29,375
Other	18,587	20,103	33,585	33,223
Total non-interest expenses	599,993	592,266	1,209,246	1,171,279
Earnings before income taxes	106,582	130,484	255,451	293,415
Income tax expense	38,203	45,784	90,355	106,670
Net earnings	68,379	84,700	165,096	186,745
Net earnings to noncontrolling interests	4,881	4,084	24,462	18,788
Net earnings to common shareholders	$63,498	$80,616	$140,634	$167,957
Earnings per common share:
Basic	$0.28	$0.36	$0.61	$0.78
Diluted	$0.28	$0.36	$0.61	$0.78

Weighted average common shares:
Basic	216,597	210,751	217,384	205,054
Diluted	220,711	214,870	221,497	209,172

Effective tax rate	35.8%	35.1%	35.4%	36.4%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarter Ended
	May 31, 2012	February 29, 2012	May 31, 2011
Statement of Earnings
Net revenues, less mandatorily redeemable referred interest	$706,575	$758,122	$722,750

Non-interest expenses:
Compensation and benefits	423,541	446,462	431,936
Non-compensation expenses	176,452	162,791	160,330
Earnings before income taxes	106,582	148,869	130,484
Income tax expense	38,203	52,152	45,784
Net earnings	68,379	96,717	84,700
Net earnings to noncontrolling interests	4,881	19,581	4,084
Net earnings to common shareholders	$63,498	$77,136	$80,616
Diluted earnings per common share	$0.28	$0.33	$0.36

Financial Ratios
Pretax operating margin	15%	20%	18%
Compensation and benefits / Net revenues	60%	57%	59%
Effective tax rate	35.8%	35.0%	35.1%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarter Ended
	May 31, 2012	February 29, 2012	May 31, 2011
Revenues by Source
Equities	$119,570	$136,215	$165,076
Fixed Income	292,600	339,147	223,121
Other	-	13,175	-
Total	412,170	488,537	388,197

Equity	55,623	46,187	52,039
Debt	132,429	89,695	131,806
Capital markets	188,052	135,882	183,845
Advisory	108,911	149,913	144,576
Investment banking	296,963	285,795	328,421

Asset management fees and investment income / (loss) from managed funds:
Asset management fees	7,979	11,888	5,019
Investment (loss) / income from managed funds	(6,081)	(6,254)	5,528
Total	1,898	5,634	10,547
Net revenues	711,031	779,966	727,165
Interest on mandatorily redeemable preferred interest of consolidated subsidiaries	4,456	21,844	4,415
Net revenues, less mandatorily redeemable preferred interest	$706,575	$758,122	$722,750

Other Data
Number of trading days	64	61	64
Full time employees (end of quarter)	3,809	3,851	3,222
Common shares outstanding	203,989	205,819	202,154
Weighted average common shares:
Basic	216,597	218,049	210,751
Diluted	220,711	222,162	214,870

JEFFERIES GROUP, INC. AND SUBSIDIARIES
COMMON SHARES OUTSTANDING AND COMMON SHARES FOR BASIC AND DILUTED EPS CALCULATIONS
(Amounts in Thousands)
(Unaudited)

		May 31, 2012

Common shares outstanding		203,989
Outstanding restricted stock units		22,470
Adjusted shares outstanding		226,459

Note - All share information below for EPS purposes is based upon weighted-average balances for the applicable period.

		Quarter Ended May 31, 2012	Six Months Ended May 31, 2012

Shares outstanding (weighted average)	(1)	205,318	203,513
Unearned restricted stock	(2)	(8,633)	(8,921)
Earned restricted stock units	(3)	17,990	18,428
Other issuable shares	(4)	1,922	4,364
Common Shares for Basic EPS		216,597	217,384

Stock options	(5)	4	3
Mandatorily redeemable convertible preferred stock	(6)	4,110	4,110
Convertible debt	(7)	-	-
Common Shares for Diluted EPS		220,711	221,497

(1)	Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares issued includes public and private offerings, earned and unearned restricted stock, distributions related to restricted stock units, deferred compensation plans, and employee stock purchase plan and stock option exercises. Shares issued does not include undistributed earned and unearned restricted stock units.

(2)	As certain restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as Jefferies' obligation to issue these shares remains contingent.

(3)	As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)	Other shares issuable include shares issuable to settle previously granted restricted stock awards and shares issuable under certain deferred compensation plans.

(5)	Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

(6)	Calculated under the if-converted method. The if-converted method assumes the conversion of convertible securities at the beginning of the period.

(7)	Represents the potential common shares issuable under the conversion spread (the excess conversion value over the accreted debt value) based on the average stock price for the period.

JEFFERIES GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarter Ended
	May 31, 2012	February 29, 2012	May 31, 2011

Results:
Net earnings to common shareholders	$63,498	$77,136	$80,616
Basic EPS (1)	$0.28	$0.33	$0.36
Diluted EPS (1)	$0.28	$0.33	$0.36
Effective tax rate	35.8%	35.0%	35.1%

Common share data:
Common shares outstanding	203,989	205,819	202,154
Adjusted shares outstanding (2)	226,459	228,382	227,720

Share issued during quarter	619	11,864	25,376
Shares purchased during the quarter	2,201	3,160	158

Financial position:
Total assets (in millions) (3)	$35,717	$34,564	$40,967
Average total assets for quarter (in millions) (3)	$43,849	$42,158	$47,207
Cash and cash equivalents (in millions)	$2,358	$2,589	$2,499
Financial instruments owned (in millions) (3)	$15,018	$14,101	$17,768

Total common stockholders' equity (in millions)	$3,310	$3,288	$3,165
Adjusted common stockholders' equity (in millions) (4)	$3,475	$3,473	$3,347
Common book value per share (5)	$16.23	$15.97	$15.66
Adjusted book value per share (6)	$15.35	$15.21	$14.70
Tangible common book value per share (7)	$14.36	$14.10	$13.83
Adjusted tangible book value per share (6)	$13.66	$13.52	$13.07

Level 3 financial instruments:
Level 3 financial instruments owned (in millions) (3) (8)	$487	$490	$725
Level 3 financial instruments owned with economic exposure (in millions) (3)(9)	$446	$435	$533
Level 3 financial instruments owned - % total assets (3)	1.4%	1.4%	1.8%
Level 3 financial instruments owned - % total financial instruments owned (3)	3.2%	3.5%	4.1%
Level 3 financial instruments owned with economic exposure - % total financial instruments owned (3)	3.0%	3.1%	3.0%
Level 3 financial instruments owned with economic exposure - % common stockholders' equity (3)	13.5%	13.2%	16.8%

Other data and financial ratios:
Total capital (in millions) (10)	$8,541	$8,320	$8,223
Leverage ratio (3) (11)	9.8	9.5	11.7
Adjusted leverage ratio (3) (12)	9.1	8.9	12.5

Average firmwide VaR (in millions) (13)	$8.83	$9.90	$12.96

Number of employees, at quarter end	3,809	3,851	3,222

Footnotes

(1)	The following details the calculation of basic and diluted earnings per share as included in our quarterly and annual reports.

		Quarter Ended

		May 31, 2012	February 29, 2012	May 31, 2011
	Earnings for basic earnings per common share:
	Net earnings	$ 68,379	$ 96,717	$ 84,700
	Net earnings to noncontrolling interests	4,881	19,581	4,084
	Net earnings to common shareholders	63,498	77,136	80,616
	Less: Allocation of earnings to participating securities (A)	3,740	4,643	3,756
	Net earnings available to common shareholders	$ 59,758	$ 72,493	$ 76,860
	Earnings for diluted earnings per common share:
	Net earnings	$ 68,379	$ 96,717	$ 84,700
	Net earnings to noncontrolling interests	4,881	19,581	4,084
	Net earnings to common shareholders	63,498	77,136	80,616
	Add: Convertible preferred stock dividends	1,016	1,016	1,016
	Less: Allocation of earnings to participating securities (A)	3,751	4,639	3,748
	Net earnings available to common shareholders	$ 60,763	$ 73,513	$ 77,884
	Weighted Average Common Shares:
	Basic	216,597	218,049	210,751
	Diluted	220,711	222,162	214,870
	Earnings per common share:
	Basic	$ 0.28	$ 0.33	$ 0.36
	Diluted	$ 0.28	$ 0.33	$ 0.36

(A) Represents dividends declared during the period on participating securities plus an allocation of undistributed earnings to participating securities. Losses are not allocated to participating securities. Participating securities represent restricted stock and restricted stock units for which requisite service has not yet been rendered and amounted to weighted average shares of 13,208,000, 14,198,000, and 10,260,000 for the three months ended May 31, 2012, February 29, 2012 and May 31, 2011, respectively. Dividends declared on participating securities during the three months ended May 31, 2012, February 29, 2012 and May 31, 2011 amounted to approximately $1,106,000, $959,000 and $794,000, respectively. Undistributed earnings are allocated to participating securities based upon their right to share in earnings if all earnings for the period had been distributed.

(2)	Adjusted shares outstanding equals common shares outstanding plus outstanding restricted stock units.

(3)	This amount represents a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the period ended May 31, 2012.

(4)	Adjusted common stockholders’ equity (non-GAAP financial measure) represents total common stockholders’ equity plus the unrecognized compensation cost related to nonvested share based awards, i.e. granted restricted stock and restricted stock units which contain future service requirements. As of May 31, 2012, unrecognized compensation cost related to nonvested share based awards was $165.0 million. We believe that adjusted common stockholders’ equity is a meaningful measure as it reflects the current capital outstanding to stockholders, including employee common shareholders, that would be required to be paid out in liquidation.

(5)	Common book value per share equals total common stockholders' equity divided by common shares outstanding.

(6)	Adjusted book value per share (non-GAAP financial measure) equals adjusted common stockholders’ equity divided by adjusted shares outstanding. Adjusted tangible book value per share (non-GAAP financial measure) equals adjusted common stockholders’ equity less goodwill and identifiable intangible assets divided by adjusted common shares outstanding. As of May 31, 2012, goodwill and identifiable intangible assets equals $381.1 million. We believe these are meaningful measures as investors often incorporate the dilutive effects of outstanding capital in their valuations.

(7)	Tangible common book value per share (non-GAAP financial measure) equals tangible common stockholders' equity divided by common shares outstanding. As of May 31, 2012, tangible common stockholders' equity equals total common stockholders' equity of $3,310.2 million less goodwill and identifiable intangible assets of $381.1 million. We believe that tangible common book value per share and tangible common stockholders' equity is meaningful as a valuation of financial companies are often measured as a multiple of tangible common stockholders' equity making these ratios meaningful for investors.

(8)	Level 3 financial instruments represent those financial instruments classified as such under ASC 820, accounted for at fair value and included within Financial instruments owned. Level 3 financial instruments for which we bear no economic exposure were $40.5 million at May 31, 2012, which is reflective of the portion of our Level 3 financial instruments that are financed by nonrecourse secured financing or attributable to third party or employee noncontrolling interests in certain consolidated entities.

(9)	Level 3 financial instruments owned with economic exposure represents Level 3 financial instruments owned adjusted for Level 3 assets that are financed by nonrecourse secured financing or attributable to third party or employee noncontrolling interests in certain consolidated entities.

(10)	Total capital includes our long-term debt, mandatorily redeemable convertible preferred stock, mandatorily redeemable preferred interest of consolidated subsidiaries and total stockholders' equity. Long-term debt included in total capitalization at May 31, 2012 is reduced by the amount of debt maturing in less than one year and revolving credit facility.

(11)	Leverage ratio equals total assets divided by total stockholders' equity.

(12)	Adjusted leverage ratio (non-GAAP financial measure) equals adjusted assets divided by tangible stockholders' equity. Adjusted assets (non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). As of May 31, 2012, adjusted assets were $29,722.3 million. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(13)	VaR is the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2011.

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended May 31, 2012	Amortization of Debt Discount, Impairment Charge and Certain Acquisition Items		Three Months Ended May 31, 2012 (Excluding Amortization of Debt Discount, Impairment Charge and Certain Acquisition Items)	Six Months Ended May 31, 2012	Debt Accounting Gain and Amortization of Debt Discount, Impairment Charge and Certain Acquisition Items		Six Months Ended May 31, 2012 (Excluding Debt Accounting Gain and Amortization of Debt Discount, Impairment Charge and Certain Acquisition Items)

Net revenues	$ 711,031	$ (1,201)	(A)	$ 712,232	$ 1,490,997	$ 10,884	(F)	$ 1,480,113

Compensation and benefits	423,541	9,214	(B)	$ 414,327	870,003	19,564	(G)	850,439
Noncompensation expenses	176,452	3,581	(C)	$ 172,871	339,243	4,282	(C)	334,961

Total non-interest expenses	599,993	12,795		587,198	1,209,246	23,846		1,185,400
Earnings before income taxes	106,582	(13,996)		120,578	255,451	(12,962)		268,413
Income tax expense (benefit)	38,203	(5,650)	(D)	43,853	90,355	(5,483)		95,838

Net earnings	68,379	(8,346)		76,725	165,096	(7,479)		172,575

Net earnings to common shareholders	$ 63,498	$ (8,346)		$ 71,844	$ 140,634	$ (7,479)		$ 148,113
Earnings per common share:
Basic	$ 0.28	$ (0.04)		$ 0.31	$ 0.61	$ (0.04)		$ 0.64
Diluted	$ 0.28	$ (0.04)	(E)	$ 0.31	$ 0.61	$ (0.04)	(E)	$ 0.64

Weighted average common shares:
Basic	216,597	216,597		216,597	217,384	217,384		217,384
Diluted	220,711	216,601		220,711	221,497	217,387		221,497

Compensation and benefits/Net revenues	59.6%			58.2%	58.4%			57.5%
Effective tax rate	35.8%			36.4%	35.4%			35.7%

The selected financial information for the three and six months ended May 31, 2012 excluding the effects of purchases and sales of our debt in November and December 2011, certain items identified and recognized in connection with the acquisition of Hoare Govett from The Royal Bank of Scotland Group plc on February 1, 2012 and the acquisition of the Global Commodities Group (the "Bache entities") from Prudential Financial, Inc. ("Prudential") on July 1, 2011 and the impairment of certain intangible assets are non-GAAP financial measures. We believe this presentation provides meaningful information to shareholders as it provides comparability of our results of operations for the three and six months ended May 31, 2012 with the results for periods ended May 31, 2011.

FOOTNOTES TO SELECTED FINANCIAL INFORMATION

(A)	Net revenues in the second quarter of 2012 include additional interest expense of $1.2 million from the amortization of discounts on long-term debt reissued in November and December 2011 in connection with trading activities in our debt.

(B)	Compensation expense for the three months ended May 31, 2012 includes expense related to the amortization of retention and stock replacement awards granted in connection with the acquisition of the Bache entities and Hoare Govett.

(C)	Reflects an impairment charge of $2.9 million on indefinite-lived intangible assets and amortization of intangible assets recognized in connection with the acquisitions of Hoare Govett and the Bache entities.

(D)	Reflects the tax benefit on the additional interest expense, Hoare Govett and Bache related expense items and the impairment charge at a domestic and foreign marginal tax rate of 41.5% and 25.3%, respectively.

(E)	The conversion of our mandatorily redeemable convertible preferred stock was considered anti-dilutive for purposes of these calculations.

(F)	Includes a gain on debt extinguishment of $9.9 million relating to trading activities in our own debt and a bargain purchase gain of $3.4 million resulting from the acquisition of Hoare Govett recorded in Other revenues, partially offset by additional interest expense of $2.4 million from subsequent amortization of debt discounts upon reissuance of our long-term debt.

(G)	Includes compensation expense related to the amortization of retention and stock replacement awards granted in connection with the acquisition of the Bache entities and Hoare Govett and bonus costs for employees as a result of the completion of the Hoare Govett acquisition.

CONTACT:
Jefferies Group, Inc.
Peregrine C. Broadbent, (212)-284-2338
Chief Financial Officer